EXHIBIT 21

LTC PROPERTIES, INC.

LIST OF SUBSIDIARIES

As of December 31, 2014

Company	State of Organization	Company	State of Organization
Albuquerque Real Estate Investments, Inc.	Delaware	LTC‑Lake Forest, Inc.	Delaware
Bakersfield‑LTC, Inc.	Delaware	LTC‑New Mexico, Inc.	Nevada
Beaumont Real Estate Investments, LP	Texas	LTC‑Ohio, Inc.	Delaware
Broadway Real Estate Investments, Inc.	Delaware	LTC‑Richmond, Inc.	Nevada
BV Holding‑LTC, Inc.	Delaware	L‑Tex GP, Inc.	Delaware
Coronado Corporation	Delaware	L‑Tex LP Corporation	Delaware
Daytona Beach Real Estate Investments, Inc.	Delaware	Memorial Park Real Estate Investments, Inc.	Delaware
East New Mexico, Inc.	Delaware	Merritt Island Real Estate Investments, Inc.	Delaware
Education Property Investors, Inc.	Nevada	Mission Real Estate Investments, Inc.	Delaware
Florida‑LTC, Inc.	Nevada	Missouri REI, Inc.	Delaware
Fort Wayne Real Estate Investments, Inc.	Delaware	Missouri River Corporation	Delaware
Gulf Breeze Real Estate Investments, Inc.	Delaware	MLREI Holdings, Inc.	Delaware
Hewitt Real Estate Investments, Inc.	Delaware	Monroeville Real Estate Investments, Inc.	Delaware
Juniper Assisted Living Residence I, LLC	Delaware	Mountain States Real Estate Investments, Inc.	Delaware
JVC Holdings, Inc.	Delaware	MS‑FL Real Estate Investments, Inc.	Delaware
JVCH Real Estate Investments, Inc.	Delaware	MW Real Estate Investments, LLC	Illinois
JVCO Real Estate Investments, Inc.	Delaware	New Mexico Real Estate Investments, Inc.	Delaware
JVFH Real Estate Investments, Inc.	Delaware	Newberry Real Estate Investments, Inc.	Delaware
JVWL Real Estate Investments, Inc.	Delaware	NMKS Holdings, Inc.	Delaware
Kansas‑LTC Corporation	Delaware	NMKS Real Estate Investments, Inc.	Delaware
Lakes Real Estate Investments, Inc.	Delaware	North Carolina Real Estate Investments, LLC	North Carolina
LTC GP I, Inc.	Delaware	Ohio Springs Real Estate Investments, Inc.	Delaware
LTC GP VI, Inc.	Delaware	Park Villa Corporation	Delaware
LTC West, Inc.	Nevada	PENN‑IND Real Estate Investments, Inc.	Delaware
LTC‑Bedford, Inc.	Delaware	RC Real Estate Investments, Inc.	Delaware
LTC‑Dearfield, Inc.	Nevada	Red Oak Real Estate Investments, Inc.	Delaware
LTC‑DS, Inc.	Delaware	Skilled Healthcare Holdings, Inc.	Delaware
LTC‑Finance, Inc.	Delaware	South Hills Real Estate Investments, Inc.	Delaware
LTC‑Gardner, Inc.	Delaware	Stephenville Real Estate Investments, Inc.	Delaware
LTC‑Griffin, Inc.	Nevada	SWTX Real Estate Investments, Inc.	Delaware
LTC‑Jonesboro, Inc.	Nevada	Texas‑LTC Limited Partnership	Texas
LTC‑K1 Inc.	Delaware	Texas‑LTC Woodridge Limited Partnership	Delaware
LTC‑K2 Limited Partnership	Delaware	Tupelo Real Estate Investments, Inc.	Delaware
LTC‑K2 LP, Inc.	Delaware	TXMS Real Estate Investments, Inc.	Delaware
LTC‑K2, Inc.	Delaware	Vacaville‑LTC, Inc.	Delaware
		Virginia‑LTC, Inc.	Nevada